                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

/ /  Preliminary proxy statement

/X/  Definitive proxy statement

/ /  Definitive additional materials

/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               Office Depot, Inc.
- --------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, schedule or registration statement no.:

     (3)  Filing party:

     (4)  Date filed:

                               OFFICE DEPOT, INC.
                            2200 OLD GERMANTOWN ROAD
                          DELRAY BEACH, FLORIDA 33445

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The annual meeting of stockholders of Office Depot, Inc. will be held on May 18, 1994, at 10:00 a.m. EDT, at Marriott Crocker Center, 5140 Town Center Circle, Boca Raton, Florida 33486, for the following purposes:

     1. To elect eight directors to hold office until the next annual meeting of stockholders or until their successors have been elected and qualified;

     2. To approve an amendment to the Office Depot, Inc. Stock Option and Stock Appreciation Rights Plan;

     3. To approve an amendment to the Office Depot, Inc. Directors Stock Option Plan;

     4. To ratify the appointment of Deloitte & Touche as independent public accountants for the fiscal year ended December 31, 1994; and

     5. To transact any other business that may come before the meeting.

     Stockholders of record as of the close of business on April 8, 1994 are entitled to notice of and to vote at the annual meeting of stockholders or any adjournment thereof.

                                           By order of the Board of Directors,

                                           /s/ Barry Goldstein
                                           -------------------
                                           BARRY J. GOLDSTEIN
                                           Secretary

April 14, 1994

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER YOU OWN. THEREFORE, EVEN IF YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND RETURN YOUR PROXY IN THE ENCLOSED RETURN ENVELOPE PROMPTLY.

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                       OF

                               OFFICE DEPOT, INC.
                            2200 OLD GERMANTOWN ROAD
                          DELRAY BEACH, FLORIDA 33445
                            TELEPHONE (407) 278-4800

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Office Depot, Inc. ("Office Depot" or the "Company") for use at the annual meeting of the Company's stockholders to be held on May 18, 1994, at 10:00 a.m. EDT, at Marriott Crocker Center, 5140 Town Center Circle, Boca Raton, Florida 33486, and at any adjournment of that meeting (the "Annual Meeting"). The purpose of the Annual Meeting is to elect eight directors to the Board, to approve an amendment to the Office Depot, Inc. Stock Option and Stock Appreciation Rights Plan (the "Plan"), to approve an amendment to the Office Depot, Inc. Directors Stock Option Plan (the "Directors Plan") and to ratify the appointment of Deloitte & Touche as independent public accountants for the fiscal year ending December 31, 1994.

     If a proxy in the form distributed by the Company is properly executed and returned to the Company, the shares represented by that proxy will be voted at the Annual Meeting. Where a stockholder specifies a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for the election of all nominees, for the approval of the amendment to the Plan, for the approval of the amendment to the Directors Plan and for the ratification of the appointment of Deloitte & Touche as independent public accountants for the Company.

     The Company's management does not know of any matters other than those discussed in this Proxy Statement that will be presented at the Annual Meeting. If other matters are presented, all proxies will be voted in accordance with the recommendations of the Company's management.

     Solicitation of proxies will be made initially by mail. The Company's directors, officers and employees may also solicit proxies in person or by telephone without additional compensation. In addition, proxies may be solicited by certain banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries who will mail material to or otherwise communicate with the beneficial owners of shares of the Company's Common Stock. The Company has also engaged Corporate Investor Communications, Inc. to assist in communicating with these institutions and forwarding solicitation materials for a fee of $5,500 plus the reimbursement of expenses. All expenses of solicitation of proxies will be paid by the Company.

     A proxy may be revoked at any time prior to its exercise at the Annual Meeting by written notice delivered to the Corporate Secretary of the Company prior to the Annual Meeting or by attending the Annual Meeting and voting by ballot.

     Holders of record of Common Stock as of the close of business on April 8, 1994, will be entitled to vote at the Annual Meeting. As of April 8, 1994, there were 96,270,067 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on each matter to come before the Annual Meeting. Pursuant to Delaware law, abstentions are treated as present and entitled to vote and thus have the effect of a vote against a matter. A broker non-vote on a matter is considered not entitled to vote on that matter and thus (i) is not counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved or whether a plurality of the shares present and entitled to vote has been voted and (ii) has the effect of a vote against a matter requiring approval of a majority of all shares outstanding.

     This Proxy Statement and the accompanying proxy are being sent to the Company's stockholders on or about April 14, 1994.

ELECTION OF DIRECTORS

     The Nominating Committee of the Board has nominated the following eight persons for election to the Board at the Annual Meeting:

Mark D. Begelman     John B. Mumford
Denis Defforey       Michael J. Myers
David I. Fuente      Peter J. Solomon
W. Scott Hedrick     Alan L. Wurtzel

     Directors are to be elected at the Annual Meeting to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified. The nominees are willing to be elected and to serve. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not now contemplated, the incumbent Board may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the person selected. If a substitute nominee is not so selected, all proxies will be voted for the election of the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named.

     Directors will be elected by a plurality of the shares present and voting at the meeting.

                      YOUR BOARD OF DIRECTORS RECOMMENDS A
                 VOTE FOR ELECTION OF ALL NOMINEES AS DIRECTORS

APPROVAL OF THE AMENDMENT TO THE PLAN

  Introduction

     The Company's Stock Option and Stock Appreciation Plan (the "Plan") was originally adopted by the Board in February 1989, and was amended in 1992 and 1993. In February 1994, the Board approved an amendment to the Plan (as so amended, the "1994 Plan"), and directed the amendment be submitted to the Company's stockholders for approval at the Annual Meeting. The amendment increases the number of shares of Common Stock authorized under the 1994 Plan by 2,500,000 shares. The Board approved the amendment after evaluating the Company's existing compensation programs and the Company's long-range goals and expansion plans. The Board concluded that the amendment was necessary for the Company to continue to attract, motivate and retain qualified employees. The summary of the 1994 Plan that appears below is qualified by reference to the full text of the 1994 Plan, a copy of which may be obtained from the Company at no charge.

  Securities Subject to the 1994 Plan

     The 1994 Plan permits the Company to grant options for and stock appreciation rights with respect to the Company's Common Stock. The maximum number of shares of Common Stock available for issuance upon exercise of options granted to employees under the 1994 Plan is 14,142,136 (11,642,136 under the Plan), in either case, less any shares for which options granted under the Company's three prior option plans have been exercised or are outstanding at any time. The last reported sales price of the Common Stock on April 8, 1994 was $36.38. At April 8, 1994, there were approximately 1,766,000 shares of Common Stock available for issuance under the Plan, and the market value of such shares was $64,238,250.

  Administration

     The Plan is administered by a committee of the Board, which must consist of two or more independent directors of the Company who meet certain eligibility conditions. The Compensation Committee administers the 1994 Plan and currently consists of Messrs. Hedrick and Wurtzel. The committee determines the grantees, the dates options and SARs are granted, the number of shares of Common Stock subject to options, the number of SARs granted, the exercise prices of options, the duration of options and SARs, and the method of payment for SARs. The committee has sole discretion to approve the terms of any Company financing of the option price. The committee is authorized to construe and interpret the 1994 Plan and the options and SARs granted thereunder, to establish and amend rules for the administration of the plan and to correct any defect or omission or reconcile any inconsistency in the 1994 Plan or in any option or SAR to the extent the committee deems desirable to carry the 1994 Plan and any option or SAR into effect. The committee may, subject to specified limitations, advance
(i) the date on which an option shall become exercisable by the grantee and (ii) the grantee's right to designate an Appreciation Date (defined below under "SAR Awards") for any SAR.

  Eligibility

     The committee is authorized to grant options to purchase shares of Common Stock or rights to earn compensation for the future performance of the Company's common stock to such key employees, excluding directors who are not otherwise employees, of the Company and its subsidiaries as the committee selects. There is no limitation on the number of shares that may be covered by options or SARs awarded to any one person. Approximately 750 employees are eligible to receive options or SARs under the 1994 Plan.

  Options

     Options granted under the 1994 Plan may be Incentive Stock Options ("ISOs") as described in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or Non-Qualified Stock Options in such other form, consistent with the 1994 Plan, as the committee determines ("NQOs"). The exercise price per share of Common Stock is fixed by the committee and is set at not less than the fair market value of a share of Common Stock on the date of grant. The fair market value of options granted is determined by reference to the closing sale price of the Common Stock as reported on the New York Stock Exchange. The term of each option is fixed by the committee, however, no option may be exercisable more than 10 years after the date of grant.

  Exercise of Options

     Options may be made exercisable in one or more installments, upon the happening of certain events, upon the passage of a specified period of time or upon the fulfillment of a condition, as the committee may decide in each case when the option is granted. Under the 1994 Plan, no option may be exercised earlier than one year after the date of grant, except in the event of a change in control of the Company or, at the committee's discretion, the death or retirement of the grantee.

     Options may be exercised by written notice to the Company (to the attention of the Corporate Secretary) accompanied by payment in full of the option price. Payment of the option price may be made, at the discretion of the optionee, (i) in cash (including check, bank draft, or money order), (ii) by delivery of Common Stock (valued at the fair market value thereof on the date of such exercise), or (iii) by delivery of a combination of cash and Common Stock. The committee may require the option price to be paid in cash in order to prevent any possible violation of law. The right to deliver Common Stock in payment of the option price may be limited or denied in any option agreement. The Company shall have the right, in its sole discretion, to either (i) require the grantee to remit to the Company or (ii) withhold from any salary, wages or other compensation payable by the Company to the grantee, an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. The Company has the right to withhold from any salary, wages or compensation payable by the Company to a grantee who makes a Disqualifying Disposition (as defined below under "Certain Federal Income Tax Consequences -- Incentive Stock Options") an amount sufficient to satisfy federal, state and local withholding tax requirements attributable to such disposition.

     Subject to the discretion of the committee, NQOs may provide that, in connection with exercises thereof, the Company may make supplemental cash payments to the holder thereof in the amounts necessary to reimburse such holder for his or her income tax liability on the sum of (i) the number of shares as to which the option is exercised multiplied by the excess of the fair market value of a share of Common Stock (on the date the holder recognizes taxable income) over the option price, and (ii) the payments described above. The purpose of such cash payments is to assist the person exercising the NQO in paying income taxes resulting from such exercise.

  SARs Attached to Options

     The committee may award an SAR with respect to any shares covered by an option granted under the 1994 Plan. Each such SAR is subject to the same terms and conditions as the related option with respect to date of expiration, limitations on transferability and eligibility to exercise. When an SAR is awarded with respect to shares covered by an ISO, such SAR may be exercised only when the related option is exercisable. The exercise of an SAR awarded with respect to shares covered by an ISO must have the same economic and tax consequences to the grantee as the exercise of the option followed by an immediate sale of the option shares. Upon exercise of an SAR, the related option ceases to be exercisable as to the shares with respect to which such right was exercised, and upon exercise or expiration of an option, the related SAR terminates. Any extension of the expiration date of an NQO shall also extend the related SAR, and any acceleration of the exercise date of an option shall accelerate the exercise date of the related SAR.

  SAR Awards

     The committee has authority to award SARs to grantees and to determine the number of SARs to be awarded to each grantee. The amount of additional compensation that may be received pursuant to the award of one SAR is the excess of the fair market value of one share of related stock on the applicable Appreciation Date over that on the date the SAR was awarded. The determination of the form of payment for SARs is solely within the discretion of the committee, and absent a determination to the contrary by the committee, the amount due will be payable half in cash and half in shares of Common Stock. Shares of stock used as payment for SARs will be valued at their fair market value on the date designated by the grantee in writing to the Company.

     The grantee of an SAR may designate the date for measurement of the appreciation of such SAR (the "Appreciation Date") by filing an irrevocable written notice with the Company specifying such date, the number of SARs to which such date relates, and the date on which such SARs were awarded. Except as otherwise provided in the case of SARs granted in connection with options, an SAR terminates, and all rights relating thereto expire on the expiration date designated by the committee, which will be no later than ten years after the date such SAR was awarded.

  Plan Conditions

     Options granted under the 1994 Plan are subject to such terms and conditions and evidenced by agreements in such form as is determined from time to time by the committee and are in any event subject to the terms and conditions set forth in the 1994 Plan. Options granted under the 1994 Plan are not transferable, except by will and the laws of descent and distribution and pursuant to certain qualified domestic relations orders. Under the terms of the 1994 Plan, no transfer by will or the laws of descent and distribution will be effective to bind the Company unless the committee has been furnished with a copy of the deceased grantee's will or such other evidence as the committee may deem necessary to establish the validity of the transfer, and only the grantee or, in the event of a grantee's death, such grantee's legal representative or beneficiary, may exercise options, designate Appreciation Dates and receive cash payments and deliveries of shares.

     The 1994 Plan does not create any employment rights in any grantee thereunder, and the Company has no liability for terminating the employment of any grantee prior to the exercise date of any option or the Appreciation Date with respect to any SAR. A grantee of an option, an SAR or a transferee of such grantee has no rights as a stockholder until the issuance of a stock certificate in respect of such shares. No adjustment will be made for dividends or distributions or other rights for which the record date occurs prior to the date of issuance for such stock certificate.

  Sales of Common Stock

     The Company has filed registration statements under the Securities Act of 1933, as amended (the "Securities Act"), to register the Common Stock to be issued to employees under the Plan. The Company will file an additional registration statement with respect to the additional shares available for issuance under the 1994 Plan. Persons who are not "affiliates" of the Company and who acquire Common Stock pursuant to the 1994 Plan generally will be entitled to resell such Common Stock without complying with Rule 144 or the registration requirements of the Securities Act. Persons who are "affiliates" of the Company (i.e., persons who are deemed to control the Company, directly or indirectly) may resell Common Stock acquired under the Plan only by complying with the requirements and limitations of Rule 144 under the Securities Act.

  Amendment and Termination

     The 1994 Plan provides that the committee may, at any time, suspend or terminate the 1994 Plan or make such additions or amendments as it deems advisable, provided that such conditions or amendments are made in compliance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 422 of the Code (as such provisions may be amended from time to time). Under Rule 16b-3, the committee may not, without approval of the Company's stockholders, amend the 1994 Plan (i) to materially increase the benefits accruing to participants under the 1994 Plan, (ii) to materially increase the maximum amount of stock subject to the 1994 Plan (other than pursuant to the adjustment provisions discussed below), or (iii) to materially modify the requirements as to eligibility for participation in the 1994 Plan.

     No options may be granted under the 1994 Plan after February 2, 1999, although options previously granted under the 1994 Plan and outstanding on February 2, 1999 shall remain outstanding in accordance with the terms of the 1994 Plan and the option agreement under which they were granted.

  Adjustment

     The 1994 Plan provides that in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or other change in the Common Stock, appropriate changes to prevent dilution or enlargement of options will be made by the committee in the number and type of shares or other consideration represented by options and SARs outstanding under the 1994 Plan and the prices specified therein.

  Sale of the Company and Liquidation

     The 1994 Plan provides that in the event of a merger of the Company with or into another corporation constituting a change of control (as determined by the committee), a sale of all or substantially all of the Company's assets or a sale of a majority of the Company's outstanding voting securities (each, a "Sale of the Company"), the committee may stipulate, in its sole discretion, that any one or more of the following conditions shall apply: (i) the options or SARs shall become immediately exercisable by any participants who are employed by the Company or any of its subsidiaries at the time of the Sale of the Company and that such options or SARs shall terminate if not exercised as of the date of the Sale of the Company or other prescribed period of time; (ii) the options or SARs shall be assumed by the successor corporation or a parent of such successor corporation; or (iii) substantially equivalent options or SARs shall be substituted by the successor corporation or a parent of such successor corporation. In the event of a liquidation or dissolution of the Company, the options and SARs shall terminate immediately prior to the liquidation or dissolution unless the committee provides that options or SARs shall terminate at a fixed date and shall be immediately exercisable.

  Federal Income Tax Consequences

     For a discussion of the Federal income tax rules relevant to stock options, SARs and supplemental cash payment, see "Certain Federal Income Tax Consequences" below.

     An affirmative vote of a majority of the shares present and voting at the meeting is required for approval of the amendment of the Plan.

                       YOUR BOARD OF DIRECTORS RECOMMENDS
                A VOTE FOR APPROVAL OF THE AMENDMENT TO THE PLAN

APPROVAL OF THE AMENDMENT TO THE DIRECTORS PLAN

  Introduction

     The Board adopted the Directors Stock Option Plan (the "Directors Plan") in March 1991. In February 1994, the Board approved an amendment to the Directors Plan (as so amended, the "Amended Directors Plan"), and directed the amendment be submitted to the Company's stockholders for approval at the Annual Meeting. The amendment increases the number of shares of the Company's Common Stock authorized under the Amended Directors Plan by 100,000 shares and provides that each director who is not otherwise an employee of the Company or its subsidiaries receives options to purchase 7,500 shares of Common Stock each year, rather than a number of shares determined by dividing $50,000 by the fair market value of a share of Common Stock on the date of grant ($150,000 in the case of a director's first year of service). The Board approved the amendment in order to implement a policy of increasing emphasis on performance based compensation for directors while decreasing directors' cash compensation. The summary of the Amended Directors Plan that appears below is qualified by reference to the full text of the Amended Directors Plan, a copy of which may be obtained from the Company at no charge.

  Securities Subject to the Amended Directors Plan

     The Amended Directors Plan permits the Company to grant options to purchase Common Stock to directors who are not otherwise employees of the Company or its subsidiaries. The maximum number of shares of Common Stock available for issuance upon exercise of options granted to directors under the Amended Directors Plan is 325,000 (225,000 under the Directors Plan). The last reported sales price of the Common Stock on April 8, 1994 was $36.38. At April 8, 1994 there were approximately 151,000 shares of Common Stock available for issuance under the Directors Plan, and the market value of such shares was $5,492,625.

  Administration

     The Amended Directors Plan is administered by a committee of the Board, which consists of two or more independent directors of the Company who meet certain eligibility conditions. The Compensation Committee administers the Amended Directors Plan and currently consists of Messrs. Hedrick and Wurtzel. The committee is authorized to construe and interpret the Amended Directors Plan and options granted thereunder, to establish and amend rules for the administration of the Amended Directors Plan and to correct any defect or omission or reconcile any inconsistency in the Amended Directors Plan or in any option to the extent the committee deems desirable with respect to the Amended Directors Plan or any option.

  Eligibility

     Under the Amended Directors Plan, options to purchase shares of Common Stock are granted to such directors of the Company who are not otherwise employees of the Company and its subsidiaries. Six directors are currently eligible to receive options under the Amended Directors Plan.

  Options

     Options granted under the Amended Directors Plan are NQOs. The option price per share of Common Stock is the fair market value of a share of Common Stock on the date of grant, as determined by reference to the sale price of the Common Stock as reported on the New York Stock Exchange. Grants are made on the date of each annual meeting of the Company's stockholders. The term of each option is ten years. Under the Amended Directors Plan, options to purchase 7,500 shares of Common Stock are granted each year to each director who is not otherwise an employee of the Company or its subsidiaries. Under the Directors Plan, an amount of options equal to $150,000 divided by the fair market value of a share of Common Stock on the date of grant for a participant's first year of service of the Board and $50,000 divided by the fair market value of a share of Common Stock on the date of grant for each subsequent year of service on the Board is granted each year to each director who is not otherwise an employee of the Company or its subsidiaries.

     Options granted under the Amended Directors Plan are subject to such terms and conditions and evidenced by agreements in such form as is determined from time to time by the committee and are in any event subject to the terms and conditions set forth in the Amended Directors Plan. Options granted under the Amended Directors Plan are not transferable, except by will, the laws of descent and distribution and pursuant to certain qualified domestic relations orders.

  Exercise of Options

     Under the Amended Directors Plan, no option may be exercised earlier than one year after the date of grant, except in the event of a change in control of the Company. An option granted under the Amended Directors Plan becomes exercisable in equal proportions on the first, second and third anniversary of the date of grant.

     Options may be exercised by written notice to the Company (to the attention of the Corporate Secretary) accompanied by payment in full of the option price. Payment of the option price may be made, at the discretion of the optionee, (i) in cash (including check, bank draft or money order), (ii) by delivery of Common Stock (valued at the fair market value thereof on the date of exercise), or
(iii) by delivery of a combination of cash and Common Stock. The committee may require the option price to be paid in cash in order to prevent any possible violation of law. The right to deliver Common Stock in payment of the option price may be limited or denied in any option agreement.

  Amendment and Termination

     The Amended Directors Plan provides that the Board or the committee may at any time suspend or terminate the Amended Directors Plan or make such additions or amendments as they deem advisable; provided, that such additions or amendments are made in compliance with Rule 16b-3 of the Exchange Act (as such rule may be amended from time to time). Under Rule 16b-3, the committee may not, without approval of the Company's stockholders, amend the Amended Directors Plan
(i) to materially increase the benefits accruing to participants under the Amended Directors Plan, (ii) to materially increase the maximum amount of stock subject to the Amended Directors Plan (other than pursuant to the adjustment provisions discussed below) or (iii) to materially modify the requirements as to eligibility for participation in the Amended Directors Plan. No options may be granted under the Amended Directors Plan after March 4, 2001, although options previously granted under the Amended Directors Plan and outstanding on March 4, 2001 shall remain outstanding in accordance with the terms of the Amended Directors Plan and the option agreement under which they were granted.

  Adjustment

     The Amended Directors Plan provides that in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or other change in the Common Stock, appropriate changes to prevent dilution or enlargement of options will be made in the number and type of shares or other consideration represented by options outstanding under the Amended Directors Plan and the prices specified therein. The Company is entitled to withhold the amount of any withholding or other tax due from the Company with respect to shares issued upon adjustment and the Company may defer such issuance unless indemnified to its satisfaction.

  Sale of the Company and Liquidation

     The Amended Directors Plan provides that in the event of a merger of the Company with or into another corporation constituting a change of control, a sale of all or substantially all of the Company's assets or a sale of a majority of the Company's outstanding voting securities (a "Sale of the Company"), the options may be assumed by the successor corporation or substantially equivalent options substituted by the successor corporation, and if the successor corporation does not assume the options or substitute options, then the options shall become immediately exercisable and such options shall terminate if not exercised as of the date of the Sale of the Company or other prescribed period of time. In the event of a liquidation or dissolution of the Company, the options shall terminate immediately prior to the liquidation or dissolution.

  Federal Income Tax Consequences

     For a discussion of the Federal income tax rules relevant to stock options, SARs and supplemental cash payment, see "Certain Federal Income Tax Consequences" below.

     An affirmative vote of a majority of the shares present and voting at the meeting is required for approval of the amendment of the Directors Plan.

                       YOUR BOARD OF DIRECTORS RECOMMENDS
           A VOTE FOR APPROVAL OF THE AMENDMENT TO THE DIRECTORS PLAN

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board recommends that the shareholders ratify the appointment of Deloitte & Touche as independent public accountants to audit the Company's consolidated financial statement for the fiscal year ending December 31, 1994. Deloitte & Touche has audited the consolidated financial statements of the Company each year since 1990. Representatives of Deloitte & Touche will be present at the meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. If the stockholders do not ratify the appointment of Deloitte & Touche, the Board will select other independent accountants.

           YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION
            OF THE APPOINTMENT OF DELOITTE & TOUCHE AS THE COMPANY'S
                        INDEPENDENT PUBLIC ACCOUNTANTS.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is intended only as a brief summary of the Federal income tax rules relevant to stock options, SARs and supplemental cash payments. These rules are highly technical and subject to change in the future. Grantees should consult their personal tax advisors with respect to the tax consequences (including those under state and local tax laws) associated with stock options and SARs.

  Nonqualified Stock Options

     An optionee does not recognize any taxable income, and the Company is not entitled to a deduction, upon the grant of an NQO. Upon the exercise of an NQO, the optionee recognizes ordinary income (subject to wage and employment tax withholding) equal to the excess of the fair market value of the shares acquired over the option price. The amount of such excess is generally determined by reference to the fair market value of the Common Stock on the date of exercise. However, in the case of an optionee subject to six month short-swing profit liability under Section 16(b) of the Exchange Act (a "16(b) Person") (typically, officers, directors and major stockholders of the Company), such excess is determined by using the fair market value on the date of exercise (or, if later, the date six months after the date of grant unless such optionee elects to be taxed based on the fair market value of the Common Stock on the date of exercise by filing an appropriate election with the Internal Revenue Service within 30 days after the exercise date ("Section 83(b) Election")). An optionee's basis in the stock received is equal to such stock's fair market value on the date of exercise (or on the date six months after the date of grant, if later, in the case of an optionee who is a 16(b) Person and who makes no Section 83(b) Election). The Company is entitled to a deduction equal to the compensation taxable to the optionee.

     If an optionee sells shares acquired pursuant to the exercise of an NQO, the optionee will recognize capital gain or loss equal to the difference between the selling price of the shares and the optionee's basis in the shares. Such capital gain or loss is long-term or short-term, depending on whether the optionee has held the shares for more than one year. In the case of an optionee who is a 16(b) Person and who makes no Section 83(b) Election, any such capital gain will be long-term only if the stock has been held for more than one year after the later of the exercise date or the date six months after the date of grant. The Company is not entitled to any deduction with respect to any capital gain recognized by the optionee.

     Capital losses on the sale of such shares may be used to offset capital gains. For taxable years beginning after December 31, 1990, the net capital gain of an individual taxpayer is subject to a maximum rate of 28%. The maximum tax rate on ordinary income is 39.6%. If capital losses exceed capital gains, then up to $3,000 of the excess losses may be deducted from ordinary income. Remaining capital losses may be carried forward to future tax years.

  Incentive Stock Options

     An optionee does not recognize taxable income on the grant or exercise of an ISO. However, the excess of the stock's fair market value on the exercise date (the fair market value on the exercise date or six months after the date of grant, whichever is later, is likely to govern in the case of a 16(b) Person who makes no Section 83(b) Election) over the option price will be included in the optionee's alternative minimum taxable income and thereby may subject the optionee to an alternative minimum tax. Such alternative minimum tax may be payable even though the optionee receives no cash upon the exercise of his or her ISO with which to pay such tax. Upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO (i) more than one year after the date of exercise, and (ii) more than two years after the date of grant (the "Required Holding Periods"), the optionee recognizes long-term capital gain or loss, as the case may be, measured by the difference between the stock's selling price and the exercise price. The Company is not entitled to any tax deduction by reason of the grant or exercise of an ISO, or a disposition of stock received upon the exercise of an ISO after the Required Holding Periods have been satisfied.

     If an optionee disposes of the shares of stock acquired pursuant to the exercise of an ISO before the expiration of the Required Holding Periods (a "Disqualifying Disposition"), the difference between the exercise price of such shares and the lesser of (i) the fair market value of the shares upon the date of exercise (the fair market value on the exercise date or six months after the date of grant, whichever is later, is likely to govern in the case of a 16(b) Person who makes no Section 83(b) Election), or (ii) the selling price, will constitute compensation taxable to the optionee as ordinary income. The Company is allowed a corresponding tax deduction equal to the amount of compensation taxable to the optionee. If the selling price of the stock exceeds the fair market value on the exercise date (or six months after the date of grant, if later, in the case of a 16(b) Person who makes no Section 83(b) Election), the excess will be taxable to the optionee as capital gain (long-term or short-term, depending upon whether the optionee held the stock for more than one year). The Company is not allowed a deduction with respect to any such capital gain recognized by the optionee.

  Use of Common Stock to Pay Option Price

     If an optionee delivers previously-acquired Common Stock, however acquired, in payment of all or part of the option price of an NQO, the optionee will not, as a result of such delivery, be required to recognize as taxable income or loss any appreciation or depreciation in the value of the previously-acquired Common Stock after its acquisition date. The optionee's tax basis in, and holding period for, the previously-acquired stock surrendered carries over to an equal number of the option shares received on a share-for-share basis. The fair market value of the shares received in excess of the shares surrendered constitutes compensation taxable to the optionee as ordinary income. Such fair market value is determined on the date of exercise, except in the case of 16(b) Persons as discussed above. The tax basis for such shares is equal to their fair market value as so determined, and with respect to such shares, the holding period begins on the date on which the fair market value of such shares is determined. The Company is entitled to a tax deduction equal to the compensation income recognized by the optionee.

     If an optionee delivers previously-acquired Common Stock (other than stock acquired upon exercise of an ISO and not held for the Required Holding Periods) in payment of all or part of the option price of an ISO, the optionee will not be required to recognize as taxable income or loss any appreciation or depreciation in the value of the previously-acquired Common Stock after its acquisition date. The optionee's tax basis in, and holding period (for capital gain, but not Disqualifying Disposition, purposes) for the previously-acquired stock surrendered carries over to an equal number of the option shares received on a share-for-share basis. Shares received in excess of the shares surrendered have a tax basis equal to the amount paid (if any) in excess of the previously-acquired shares used to pay the exercise price, and such shares' holding period will begin on the date of exercise (with the possible exception of 16(b) Persons). Proposed regulations provide that where an ISO is exercised using previously-acquired stock, a later Disqualifying Disposition of the shares received will be deemed to have been a disposition of the shares having the lowest basis first.

     If an optionee pays the exercise price of an ISO in whole or in part with previously-acquired Common Stock that was acquired upon the exercise of an ISO and that has not been held for the Required Holding Periods, the optionee will recognize ordinary income (but not capital gain) under the rules applicable to Disqualifying Dispositions. The Company will be entitled to a corresponding deduction. The optionee's basis in the shares received in exchange for the shares surrendered will be increased by the amount of ordinary income recognized by the optionee.

  Supplemental Cash Payments

     An optionee recognizes ordinary income, subject to income and employment tax withholding, equal to any supplemental cash payment the Company makes to the optionee. The Company is entitled to a corresponding tax deduction.

  Stock Appreciation Rights

     A grantee does not recognize any taxable income, and the Company is not entitled to a deduction, upon the grant of an SAR. Upon the exercise of an SAR, the grantee will recognize ordinary income equal to the amount of (i) cash payable to the grantee (if any) and (ii) the fair market value of the Common Stock distributed to the grantee (if any) by reason of such exercise.

SECURITY OWNERSHIP

     The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of April 8, 1994 by (i) each stockholder known by the Company to own beneficially more than five percent (5%) of the outstanding Common Stock, (ii) each director of the Company, (iii) the Company's Chief Executive Officer and four other most highly compensated executive officers and (iv) all executive officers and directors of the Company as a group. Beneficial ownership of less than one percent is indicated by an asterisk. Except as otherwise indicated below, each of the entities named in the table has sole voting and investment power with respect to all shares of Common Stock beneficially owned by such entity as set forth opposite such entity's name. No effect has been given to shares reserved for issuance under outstanding stock options except where otherwise indicated.

                                                       NUMBER OF SHARES      PERCENT OF CLASS
              NAME OF INDIVIDUAL OR GROUP             BENEFICIALLY OWNED       OUTSTANDING
    ------------------------------------------------  ------------------     ----------------
    The Equitable Companies Incorporated(1)                4,824,475                5.01%
      787 Seventh Avenue
      New York, New York 10019
    Fourcar B.V.(2)                                       15,128,400               15.71%
      Coolsingel 139
      3012 AG Rotterdam
      The Netherlands
    Mark D. Begelman(3)                                      635,379              *
    Richard M. Bennington(4)                                  82,799              *
    Denis Defforey(2)                                     15,167,834               15.76%
    Gary D. Foss(5)                                          195,717              *
    David I. Fuente(6)                                       480,962              *
    Samuel T. Gentles, Jr.(7)                                199,297              *
    W. Scott Hedrick(8)                                       29,532              *
    John B. Mumford(9)                                        50,418              *
    Michael J. Myers(10)                                      18,749              *
    Peter J. Solomon(11)                                      60,434              *
    Alan L. Wurtzel(12)                                       24,749              *
    All Executive Officers and Directors as a Group       17,136,130               17.80%
      (14 persons)(13)

- ---------------

 (1) Based solely upon a Schedule 13G dated February 9, 1994, certain subsidiaries of The Equitable Companies Incorporated (i) may be deemed to have sole power to vote or direct the vote of shares as follows: the Equitable Life Assurance Society of the United States ("Equitable"), 716,290 shares; Alliance Capital Management, L.P. ("Alliance"), 3,204,082 shares; and Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), 14,651 shares; (ii) may be deemed to have shared power to vote or direct the vote of shares as follows: Alliance, 17,800 shares; Wood, Struthers & Winthrop Management Corporation ("WS&W"), 452 shares; and (iii) may be deemed to have sole power to dispose or to direct the disposition of shares as follows: Equitable, 716,290 shares; Alliance, 3,808,082 shares; DLJ,

     14,651 shares; and WS&S, 452 shares. In addition, based solely upon the
     Schedule 13G described above, Equity and Law PLC, a company affiliated with The Equitable Companies Incorporated, may be deemed to have sole power to vote or to direct the vote of 285,000 shares and may be deemed to have sole power to dispose or to direct the disposition of 285,000 shares.
 (2) Includes options to purchase 39,434 shares issued to Mr. Defforey as a director of the Company. Mr. Defforey, a director of the Company and a member of the supervisory board of Carrefour S.A. ("Carrefour"), which indirectly owns all of the outstanding capital stock of Fourcar B.V. ("Fourcar"), may be deemed to share voting and dispositive power as to 15,128,400 shares held of record by Fourcar. Mr. Defforey disclaims beneficial ownership of these shares.
 (3) Includes options to purchase 380,717 shares issued to Mr. Begelman pursuant to the Plan, 15,000 shares held of record by Mark Zwerner and Joel Koeppel Trustees, Mark D. Begelman Irrevocable Trust f/b/o Matthew Bryan Begelman and 15,000 shares held of record by Mark Zwerner and Joel Koeppel Trustees, Mark D. Begelman Irrevocable Trust f/b/o Loren Andrea Begelman.
 (4) Includes options to purchase 82,502 shares issued to Mr. Bennington pursuant to the Plan.
 (5) Includes options to purchase 120,837 shares issued to Mr. Foss pursuant to the Plan.
 (6) Includes options to purchase 230,591 shares issued to Mr. Fuente pursuant to the Plan and 37,720 shares held of record by his children, Alan D. Fuente and Steven M. Fuente. Mr. Fuente disclaims beneficial ownership of the shares held by his children.
 (7) Includes options to purchase 116,394 shares issued to Mr. Gentles pursuant to the Plan.
 (8) Includes options to purchase 7,851 shares issued to Mr. Hedrick as a director of the Company.
 (9) Includes options to purchase 7,851 shares issued to Mr. Mumford as a director of the Company and 38,028 shares held of record by the John Brese Mumford and Christine Joyce Mumford Family Trust dated October 13, 1983.
(10) Includes options to purchase 18,749 shares issued to Mr. Myers as a director of the Company.
(11) Includes options to purchase 39,434 shares granted to Mr. Solomon as a director of the Company.
(12) Includes options to purchase 18,749 shares issued to Mr. Wurtzel as a director of the Company.
(13) Includes options to purchase 1,196,895 shares.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     Directors are elected at the Annual Meeting of Stockholders to serve during the ensuing year or until a successor is duly elected and qualified. Executive officers are elected annually by the Board and serve at the discretion of the Board.

     The following table sets forth certain information concerning each of the Company's directors and executive officers:

                NAME             AGE                        POSITION
     --------------------------  ---   ---------------------------------------------------
     David I. Fuente...........  48    Chairman of the Board and Chief Executive Officer
     Mark D. Begelman..........  46    Director, President and Chief Operating Officer
     Barry J. Goldstein........  51    Executive Vice President -- Finance, Chief
                                       Financial Officer and Secretary
     F. Terry Bean.............  46    Executive Vice President -- Human Resources
     Richard M. Bennington.....  53    Executive Vice President -- Store Operations
     Gary D. Foss..............  51    Executive Vice President -- Merchandising and
                                       Marketing
     Samuel T. Gentles, Jr.....  39    Executive Vice President -- Strategic Planning
     William P. Seltzer........  55    Executive Vice President -- Systems and
                                       Distribution
     Denis Defforey............  68    Director
     W. Scott Hedrick..........  48    Director
     John B. Mumford...........  50    Director
     Michael J. Myers..........  53    Director
     Peter J. Solomon..........  55    Director
     Alan L. Wurtzel...........  60    Director

     DAVID I. FUENTE has been Chairman of the Board and Chief Executive Officer since he joined the Company in December 1987. For five years prior to that time, he was employed by The Sherwin-Williams Co. ("Sherwin-Williams") as President of its Paint Stores Group, a chain of over 1,800 paint stores. Prior positions included Vice President of Marketing of the Paint Stores Group and Vice President of Marketing, Consumer Division, and Vice President of Marketing, Automotive Aftermarket Division of Sherwin-Williams. Mr. Fuente is a director of National Vision Associates Ltd.

     MARK D. BEGELMAN has been a director, President and Chief Operating Officer since he joined the Company in April 1991. He has substantial experience in the office products industry and over 20 years in retail merchandising. Prior to joining the Company, he was Chairman of the Board of The Office Club, Inc. ("Office Club") from August 1990 until April 1991 and Chief Executive Officer of Office Club from April 1986 until April 1991, when Office Club became a subsidiary of the Company. From May 1981 to May 1986, he served as Senior Vice President of John Bruener Company, a home furnishings retailer. From June 1976 to May 1981, Mr. Begelman was Divisional Merchandise Manager of Jordan Marsh Stores Corporation, a general merchandise retailer.

     BARRY J. GOLDSTEIN has been Chief Financial Officer since he joined the Company in May 1987, has served as Executive Vice President -- Finance since July 1991 and has served as Secretary since January 1988. From May 1987 until June 1991, he served as Vice President -- Finance. Prior to joining the Company, he spent 22 years in public accounting, the most recent 18 of which were with Grant Thornton, a national accounting firm. He became a partner of Grant Thornton in 1976.

     F. TERRY BEAN has been Executive Vice President -- Human Resources since he joined the Company in January 1994. Prior to joining the Company, he was employed by Roses Stores Inc., a mass merchandiser, as Senior Vice President of Human Resources. From 1978 to 1989, he was employed by Federal Express Corp., a shipping company, where he held the position of Vice President of Personnel Services from 1982 through 1989. Prior to 1973, Mr. Bean held human resource management positions with Eaton Corp. and Johnson & Johnson Corp.

     RICHARD M. BENNINGTON has been Executive Vice President -- Store Operations since July 1991. He joined the Company as a store manager in June 1986 and has served as the Company's Executive Vice President -- Office Depot Store Operations, Vice President -- Operations, District Manager and Director of Store Operations. Prior to joining the Company, he was employed for one year by Mr. How, a chain of home products stores, as a Zone Manager and held various field operations positions with other specialty and mass merchandise chains.

     GARY D. FOSS has been Executive Vice President -- Merchandising and Marketing since April 1993. He served as Executive Vice President -- Marketing from the time he joined the Company in April 1991 until March 1993. From July 1990 until April 1991, he was the Executive Vice President -- Merchandising of Office Club, a subsidiary of the Company since April 1991. From 1985 to 1990, he was Chief Executive Officer and President of Home Express, Inc., a California-based home furnishing retailer. From 1962 to 1985, Mr. Foss held various merchandising, marketing and management positions with Dayton Hudson Corporation, including Chief Executive Officer and President of the R.G. Brandens Home Store Division.

     SAMUEL T. GENTLES, JR. has been Executive Vice President -- Strategic Planning since January 1994. Mr. Gentles served as President of the Commercial/Contract Division from September 1993 to December 1993 and was Executive Vice President of the Commercial Contract Division from April 1993 to August 1993. He served as Executive Vice President -- Merchandising from July 1991 to March 1993. Mr. Gentles joined the Company as Executive Vice
President -- Office Club Store Operations in April 1991. Prior to joining the Company, he served for four years as Executive Vice President -- Operations and for a year as Executive Vice President of Merchandising of Office Club, a subsidiary of the Company since April 1991. From March 1983 to July 1986, Mr. Gentles held various merchandising management positions, most recently as Executive Vice President and Chief Operating Officer of Warehouse Club, Inc., a warehouse membership club.

     WILLIAM P. SELTZER has been Executive Vice President -- Systems and Distribution since joining the Company in August 1992. Prior to joining the Company, he was Senior Vice President -- Distribution and Systems of Revco D.S. Inc. from November 1987 to July 1992. Mr. Seltzer was Vice President of Systems for the H.E. Butt Grocery Company from 1977 to 1987, and was Corporate Manager of Information Processing from 1972 to 1977 with SCM Corporation.

     DENIS DEFFOREY has been a director since April 1990. He is a member of the supervisory board ("Conseil de Surveillance") of Carrefour, a French hypermarket chain that he co-founded in 1959 and is a director of DeNoyange S.A., the principal shareholder of Carrefour. Mr. Defforey is a director of Editions, S.A. and PetsMart, Inc.

     W. SCOTT HEDRICK has been a director since April 1991. From November 1986 until April 1991, he was a director of Office Club, a subsidiary of the Company since April 1991. He was a founder and has been a general partner of InterWest Partners, a venture capital fund, since 1979.

     JOHN B. MUMFORD has been a director since April 1991. He was a co-founder of Office Club, a subsidiary of the Company since April 1991, and served as Chairman of the Board of Directors of Office Club from its inception in February 1986 to August 1990, at which time he was named Vice Chairman. He has been president of Crosspoint Corporation, a venture capital firm, since 1972 and managing general partner of Crosspoint Venture Partners, a venture capital fund, since 1982. Mr. Mumford is Chairman of the Board of Photonics Corporation and a director of INMAC Corporation.

     MICHAEL J. MYERS has been a director since July 1987. He is the President and a director of First Century Partners Management Company, an advisor to private venture capital equity funds, and a director of Smith Barney Venture Corp., a wholly-owned subsidiary of Smith Barney, Inc., which acts as the managing general partner of two private venture capital equity funds. Until January 1992, he was a Senior Vice President and Managing Director of Smith Barney, Harris Upham & Co., Incorporated ("Smith Barney"). He joined Smith Barney's venture capital group in 1972 and has had a senior operating responsibility for that group since 1976. Prior to 1972, he spent three years with J.H. Whitney & Co., a private venture capital firm. Mr. Myers is a director of Vista Environmental Information, Inc. and Wynstar Inc.

     PETER J. SOLOMON has been a director since April 1990. He is Chairman and Chief Executive Officer of Peter J. Solomon Company Limited, an investment banking firm which provided services to the Company in fiscal 1993. From 1985 to 1989, he was a Vice Chairman and a member of the board of directors of Shearson Lehman Hutton Inc. ("Shearson"). From 1981 to 1985, he was a Managing Director at Shearson. Mr. Solomon is a director of Centennial Cellular Corporation, Century Communications, Inc., Monro Muffler/Brake, Inc., Phillips-VanHeusen Corporation, Ralphs Grocery Company, Bradlees, Inc. and Culbro Corporation.

     ALAN L. WURTZEL has been a director since February 1989. Since June 1984, he has been the Chairman of the Board of Circuit City Stores, Inc. ("Circuit City"), a large consumer electronics retailing chain. From 1965 to 1986, he served in several other capacities with Circuit City, including Chief Executive Officer, President and Vice President. From December 1986 to April 1988, he served as President of Operation Independence, a nonprofit organization.

     The Board met seven times during the 1993 fiscal year. The Board has standing Audit, Compensation, Executive and Nominating Committees. Mr. Defforey attended 71% of the Board meetings and 66% of the Audit Committee meetings. All other directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees on which they served.

     The Audit Committee is composed of three directors (currently Messrs. Defforey, Mumford and Myers). This committee recommends to the Board the appointment of the Company's independent accountants. The committee meets with the independent accountants to discuss the scope of the audit, any nonaudit related assignments, fees, the independence of the accountants, the results of the audit and the effectiveness of the Company's internal accounting controls. The committee reports to the Board. The independent accountants have access to the committee, with or without advising management, to discuss auditing and any other accounting matters. The Audit Committee met three times during the 1993 fiscal year.

     The Compensation Committee is currently composed of two directors (currently Messrs. Hedrick and Wurtzel). This committee recommends action by the Board regarding the salaries and incentive compensation of elected officers of the Company. The committee also reviews the compensation of certain other principal management employees and administers the Company's employee benefit plans. The Compensation Committee met two times during the 1993 fiscal year.

     The Executive Committee was established in February 1992 and is composed of four directors (currently Messrs. Begelman, Fuente, Solomon and Wurtzel). This committee handles matters arising between regularly scheduled meetings of the Board. The Executive Committee did not meet during the 1993 fiscal year.

     The Nominating Committee is composed of four directors (currently Messrs. Begelman, Fuente, Solomon and Wurtzel). This committee evaluates the performance of incumbent directors, considers nominees recommended by management or stockholders of the Company and develops its own recommendations. The committee will consider nominees recommended by stockholders, although it has not adopted any procedures to be followed by stockholders in submitting such recommendations. In February 1994, the Nominating Committee adopted a charter formalizing the duties of the committee and evidencing the Company's commitment to increasing the diversity of the Board. In accordance with its charter, the Nominating Committee has initiated a search to identify qualified candidates, with a view to increasing the diversity of the Board at the earliest feasible date. The Nominating Committee met once during the 1993 fiscal year.

COMPENSATION

     Directors Compensation. In fiscal 1993, directors who were not salaried officers of the Company received $18,000 per year for serving on the Board and were reimbursed for costs incurred in attending meetings. No additional amounts were paid for attendance at special meetings or for service on any committee of the Board. Directors who were not salaried officers of the Company also each received a number of options equal to $150,000 divided by the fair market value of Common Stock on the date of grant for their first year of service on the Board after election by the Company's stockholders and a number of options equal to $50,000 divided by the fair market value of Common Stock on the date of grant for each subsequent year of service on the Board. All such options become exercisable in equal proportions on the first, second and third anniversary of the date of grant. Directors who are salaried officers of the Company receive no compensation other than their compensation for such service as officers.

     Effective April 1994, directors who are not salaried officers of the Company will receive $8,000 per year plus $1,000 per Board meeting attended for serving on the Board and will be reimbursed for costs incurred in attending meetings. No additional amounts will be paid for service on any committee of the Board. Directors who are not salaried officers of the Company also will each receive options to purchase 7,500 shares of Common Stock per year, exercisable at fair market value on the date of grant. All such options will be exercisable in equal proportions on the first, second and third anniversary of their date of grant. Directors who are salaried officers of the Company will receive no compensation other than their compensation for such service as officers.

     Executive Officers Compensation. The following table sets forth the aggregate cash compensation paid by the Company for services rendered during the 1993 fiscal year by the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION                    LONG-TERM COMPENSATION
                                    ------------------------------------     -----------------------------------
                                                                                     AWARDS              PAYOUTS
                                                                             -----------------------     -------
                                                                                            SECURITIES
                                                                                             UNDER-
                                                               OTHER         RESTRICTED      LYING                       ALL
                                                               ANNUAL          STOCK        OPTIONS/      LTIP          OTHER
       NAME AND                     SALARY       BONUS      COMPENSATION     AWARDS(S)        SARS       PAYOUTS     COMPENSATION
  PRINCIPAL POSITION       YEAR       ($)         ($)          ($)(1)           ($)          (#)(2)        ($)          ($)(3)
- -----------------------    ----     -------     -------     ------------     ----------     --------     -------     ------------
David I. Fuente,           1993     550,000     864,981          -0-             -0-         75,000        -0-           4,497
  Chief Executive          1992     475,000     335,350          -0-             -0-        181,770        -0-           4,364
  Officer                  1991     425,000     281,973                          -0-        450,000        -0-
Mark D. Begelman,          1993     450,000     651,384          -0-             -0-         60,000        -0-           4,497
  President and Chief      1992     400,000     256,000          -0-             -0-         68,220        -0-           4,364
  Operating Officer(4)     1991     239,985     200,292                          -0-        900,000        -0-
Samuel T. Gentles,         1993     263,077     352,523          -0-             -0-         35,000        -0-           3,970
  Executive Vice           1992     225,000     137,250          -0-             -0-         51,855        -0-             899
  President --             1991     140,625     109,355                          -0-        150,000        -0-
  Strategic Planning(4)
Gary D. Foss,              1993     250,000     344,469          -0-             -0-         35,000        -0-           4,322
  Executive Vice           1992     225,000     135,900          -0-             -0-         41,025        -0-           1,211
  President --             1991     124,366      98,449                          -0-         30,000        -0-
  Merchandising and
  Marketing(4)
Richard M. Bennington,     1993     250,000     339,477          -0-             -0-         35,000        -0-           4,355
  Executive Vice           1992     225,000     128,250          -0-             -0-         22,500        -0-           2,700
  President -- Store       1991     200,000     103,500                          -0-        150,000        -0-
  Operations

- ---------------

(1) Other Annual Compensation items for persons named in the summary compensation table were not reportable in 1993 and 1992 and are not required to be presented for years prior to 1992.
(2) Options granted in 1991 and 1992 have been adjusted to reflect a two-for-one stock split in 1992 and a three-for-two stock split in 1993.
(3) All other compensation is not required to be presented for years prior to 1992. Amounts reported for 1993 and 1992 represent matching contributions under the Company's Retirement Savings Plan, a defined contribution plan.
(4) Messrs. Begelman, Gentles and Foss joined the Company on April 10, 1991 upon consummation of the acquisition of Office Club by the Company.

     The following table sets forth information with respect to all options granted in fiscal 1993 under the Plan to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                     INDIVIDUAL GRANTS                                        GRANT DATE VALUE
- -------------------------------------------------------------------------------------------   ----------------
                                        NUMBER OF    PERCENT OF
                                        SECURITIES     TOTAL
                                        UNDERLYING  OPTIONS/SARS
                                        OPTIONS/     GRANTED TO    EXERCISE OR                   GRANT DATE
                                          SARS      EMPLOYEES IN   BASE PRICE    EXPIRATION   PRESENT VALUE(2)
                 NAME                   GRANTED(1)  FISCAL YEAR      ($/SH)         DATE            ($)
- --------------------------------------  ---------   ------------   -----------   ----------   ----------------
David I. Fuente.......................    75,000         5.1          26.88        7/20/03        1,105,610
Mark D. Begelman......................    60,000         4.1          26.88        7/20/03          884,488
Samuel T. Gentles, Jr.................    35,000         2.4          26.88        7/20/03          515,951
Gary D. Foss..........................    35,000         2.4          26.88        7/20/03          515,951
Richard M. Bennington.................    35,000         2.4          26.88        7/20/03          515,951

- ---------------

(1) All options granted in fiscal 1993 vest in three equal installments on July 20, 1994, July 20, 1995 and July 20, 1996 and were not awarded with tandem stock appreciation rights ("SARs"). In the event of a Sale of the Company (as defined in the Company's employee stock option plan), the committee administering the option plan may stipulate in its sole discretion, that
     (i) outstanding options and SARs will become immediately exercisable; (ii) outstanding options and SARs shall be assumed by the successor corporation; or (iii) substantially equivalent options and SARs shall be substituted by the successor corporation. In order to prevent dilution or enlargement of rights under the options, in the event of a reorganization, recapitalization, stock split, stock dividend, combinations of shares, merger, consolidation or other change in the Common Stock, the number of shares available upon exercise and the exercise price will be adjusted accordingly.
(2) The Black-Scholes option pricing model was used to determine the grant date present value of the stock options granted in 1993 by the Company to the executive officers listed above. Under the Black-Scholes option pricing model, the grant date present value of each stock option referred to in the table was calculated to be $14.74. The following facts and assumptions were used in making such calculation: (i) an exercise price of $26.875 for each such stock option; (ii) a fair market value of $26.875 for one share of Common Stock on the date of grant; (iii) a dividend yield of 0%; (iv) a stock option term of 10 years; (v) a stock volatility of 30.72%, based on an analysis of weekly stock closing prices of Common Stock during the fourth quarter of 1993; and (vi) an assumed risk-free interest rate of 5.73%, which is equivalent to the yield on a ten-year treasury note on the date of grant. No other discounts or restrictions related to vesting or the likelihood of vesting of stock options were applied. The resulting grant date present value of $14.74 for each stock option was multiplied by the total number of stock options granted to each of the executive officers listed above to determine the total grant date present value of such stock options granted to each such executive officer, respectively.

     The following table sets forth information with respect to all options exercised in fiscal 1993 and the year-end value of unexercised options held by the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                                            NUMBER OF             VALUE OF
                                                                      SECURITIES UNDERLYING     UNEXERCISED
                                                                           UNEXERCISED          IN-THE-MONEY
                                                                         OPTIONS/SARS AT      OPTIONS/SARS AT
                                                                         FISCAL YEAR-END      FISCAL YEAR-END
                                                                      ---------------------   ----------------
                                         SHARES ACQUIRED    VALUE         EXERCISABLE/          EXERCISABLE/
                                           ON EXERCISE     REALIZED       UNEXERCISABLE        UNEXERCISABLE
                 NAME                          (#)           ($)               (#)                  ($)
- ---------------------------------------  ---------------   --------   ---------------------   ----------------
David I. Fuente........................       9,000         263,625          230,591              4,994,014
                                                                             346,180              5,681,298
Mark D. Begelman.......................         -0-             -0-          380,717              9,409,260
                                                                             405,480              8,345,007
Samuel T. Gentles, Jr..................         -0-             -0-          116,394              2,916,678
                                                                             119,570              1,884,125
Gary D. Foss...........................         -0-             -0-          108,300              3,006,918
                                                                             105,786              1,851,028
Richard M. Bennington..................         -0-             -0-           82,502              2,038,468
                                                                             100,000              1,666,409

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board is comprised of two directors, currently Messrs. Hedrick and Wurtzel. Neither of such directors is or was an officer of the Company or any of its subsidiaries, no executive officer of the Company (other than Mr. Fuente, who serves on the compensation committee of National Vision Associates Ltd.) serves or served on the compensation committee of another entity, and no executive officer of the Company serves or served as a director of another entity who has or had an executive officer serving on the compensation committee of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's compensation philosophy is to motivate employees to enhance shareholder value. The Company's compensation practices are designed to attract, motivate and retain key personnel by recognizing individual contributions as well as the achievement of specific pre-determined goals and objectives primarily through the use of "at risk" compensation strategies.

     The Company's compensation program for executive officers consists of three main components: (1) competitive base salaries, (2) annual cash incentives based on overall Company performance as well as individual performance, and (3) stock option awards intended to encourage the achievement of superior results over time and to align executive officer and shareholder interests. The second and third components constitute "at risk" elements of each executive's total compensation.

     Base Salary. The Compensation Committee determines base salaries for executive officers utilizing market data from generally available executive compensation surveys. The Compensation Committee retained an independent outside consultant to assist in the analysis of all three salary components for the 1993 fiscal year. The particular surveys used include both retail and general industry companies with annual revenues in the $2-$4 billion range. The companies included in the comparison base for establishing executive pay levels were also included in the S&P Retail Composite and S&P 500 which the Company utilized in the performance graph elsewhere in this proxy statement. The Committee targets the median level of the executive market for comparably sized companies within these surveys in determining executive base pay levels.

     The base salary for Mr. Fuente, Chairman and Chief Executive Officer, increased by $75,000, a 15.8% increase over his 1992 base salary. Salaries for the next four highest compensated officers as a group rose by $138,077, or 12.8%, over 1992 base pay. These increases in salaries reflect the increase in responsibilities consistent with the Company's rapid growth and were awarded in recognition of the contributions these individuals have made to the success of the Company.

     Annual Bonus. The bonus compensation of the Company's executive officers is determined pursuant to the Office Depot, Inc. Management Incentive Plan (the "Incentive Plan"). The Incentive Plan provides for cash awards to eligible participants (generally salaried employees, including executive officers, who have been employed by the Company through the end of the related fiscal year). The objective of the Incentive Plan is to enhance shareholder value by rewarding employees for the attainment of profit objectives, as well as the attainment of specific individual goals linked to strategic elements of the business. By extending annual bonuses deep into the organization, all managerial employees are motivated to help achieve the Company's profit objectives as well as individual performance goals.

     Awards under the 1993 Incentive Plan are expressed as a percentage of base salary. These awards are a function of (i) the participant's level of responsibility, (ii) the Company's financial performance for the year, and (iii) the participant's individual performance for the year.

     Performance is measured in connection with attainment of specific earnings per share objectives as well as individual goals that are established by the participant and his or her immediate supervisor. Individual goals include targets which are above and beyond the participant's normal job functions. The goals of and awards to the Chief Executive Officer, the President, and the executive officers of the Company are approved by the Compensation Committee.

     For 1993, the Compensation Committee determined that the actual Incentive Plan awards, for executive officers only, could be as much as twice the maximum amount by including a "performance premium" if earnings per share exceeded the prior year by at least 50%. This goal was significantly above the Company's earnings forecast at the time the objective was established. Actual 1993 earnings per share were $.67 compared to $.41 in 1992 (excluding the extraordinary credit of $.02 per share), or an increase of 63%, resulting in premium bonus payments for the executive officer group.

     For 1993, Mr. Fuente, Chairman and Chief Executive Officer, earned a bonus of $864,981 which included a performance premium of $423,490 in recognition of the earnings per share performance. It was also the Committee's assessment that Mr. Fuente exceeded his nonfinancial objectives, which were primarily related to the development of the commercial/contract business and the expansion of the retail division into international markets. The "at risk" portion was 61.1% of Mr. Fuente's 1993 total cash compensation.

     For 1993, the next four highest paid officers as a group earned bonuses totalling $1,687,853. The "at risk" portion was 58.2% of the group's total 1993 cash compensation.

     Stock Based Incentive Program. The objective of stock option awards is to motivate grantees to maximize long-term growth and profitability of the Company. Grantees can recognize value from options granted only if the Company's stock price increases after the date on which such options are granted, since the exercise price of options granted must at least equal the fair market value of the Company's stock on the date of grant. The award of options thus aligns the long-range interests of the grantees with those of shareholders.

     Grants of options to the Company's executive officers and other key employees are made pursuant to the Plan. Grants of options under the Plan are generally made annually. In 1993, the Compensation Committee developed guidelines regarding the size and conditions of grants to the Chief Executive Officer, the President, and the executive officers of the Company. These guidelines were developed after taking into consideration prior year's grants, the organizational impact of the participant and the level of emphasis the Company placed on participant retention. Stock option awards below the executive officer level are a function of position within the organization. For 1993, stock option awards for executive officers were consistent with the guidelines established by the Compensation Committee.

     Awards granted to Mr. Fuente and the next four highest compensated executives for 1993 appear in the table on page 20. Based on the Black-Scholes option pricing model, the present value at date of grant of Mr. Fuente's 1993 stock options represents 43.9% of his total 1993 compensation. The total "at risk" portion, stock options plus annual bonus, was 78.2% of total 1993 compensation.

     Stock option awards granted to the next four highest compensated executives for 1993 represent 45.6% of total 1993 compensation. The total "at risk" portion, stock plus annual bonus, for the next four highest compensated executives was 77.3% of total 1993 compensation.

     This emphasis of "at risk" compensation is consistent with the Company's compensation philosophy and supports continued creation of shareholder value.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code, which took effect January 1, 1994, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's Chief Executive Officer and other most highly compensated executive officers.

     Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company currently intends to structure the performance-based portion of the compensation of its executive officers (which currently consists of stock option grants and annual bonus) in a manner that complies with the new rules.

                                          Compensation Committee

                                          W. Scott Hedrick
                                          Alan L. Wurtzel

COMMON STOCK PERFORMANCE

     The graph shown below compares the cumulative total shareholder return on the Company's Common Stock since December 31, 1988 with the S&P 500 Index and the S&P Retail Composite Index.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
           AMONG OFFICE DEPOT, S&P 500 INDEX AND S&P RETAIL COMPOSITE

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)             ODP           S&P 500       S&P RETAIL
1/1/89                                     100             100             100
12/31/89                                   169             132             128
12/31/90                                   146             129             128
12/31/91                                   473             166             203
12/31/92                                   635             179             239
12/31/93                                   946             197             229

CERTAIN TRANSACTIONS

     On April 24, 1991, the Company entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Carrefour S.A., a societe anonyme organized under the laws of France ("Carrefour"), pursuant to which the Company agreed to sell to Carrefour 4,290,000 newly issued shares of the Company's Common Stock at a price of $9.33 per share (the "Carrefour Transaction"). These shares are currently held by an indirect wholly-owned subsidiary of Carrefour, Fourcar B.V. The Carrefour Transaction was consummated on June 7, 1991 and resulted in proceeds to the Company of $40,040,000. Under the terms of the Stock Purchase Agreement, among other provisions, Carrefour and its affiliates may not, prior to July 1, 1994, without the consent of the Board and subject to certain conditions, (i) increase their percentage ownership of the Company's voting securities above the greater of (A) 25% or (B) 1% more than the percentage ownership of any other stockholder or stockholder group of the Company, (ii) sell such shares without first offering such shares to the Company pursuant to a right of first refusal, or (iii) form or encourage the formation of a group to acquire control of the Company. In the event of any subsequent issuances of the Company's securities prior to July 1, 1994, Carrefour has been granted the preemptive right to purchase additional securities of the Company in order to retain its percentage ownership in the Company. In connection with the Carrefour

Transaction, the Company has also granted Carrefour certain registration rights and has agreed to nominate, and to use reasonable efforts to elect, a representative of Carrefour to the Board so long as Carrefour and its affiliates hold at least 10% of the Company's outstanding voting securities. Mr. Defforey was nominated to the Board in accordance with this agreement. In addition, Carrefour has agreed not to compete with the Company in the retail office products supply business in a large volume, warehouse or discount store format in North America until the later of July 1, 1994 and one year after a representative of Carrefour no longer serves on the Board.

SHAREHOLDER PROPOSALS

     Shareholder proposals for inclusion in proxy materials for the Company's 1995 Annual Meeting of Stockholders should be addressed to the Corporate Secretary at the Company's principal executive offices, 2200 Old Germantown Road, Delray Beach, Florida 33445, and must be received by the Company on or before December 15, 1994.

OTHER MATTERS

     It is not presently expected that any matters other than those discussed herein will be brought before the Annual Meeting. If, however, other matters do come before the meeting, it is the intention of the persons named as representatives in the accompanying proxy to vote in accordance with the recommendation of the Company's management.

                               OFFICE DEPOT, INC.

                      AMENDED DIRECTORS STOCK OPTION PLAN


                 1. Plan. Options to purchase shares of the Company's Common Stock shall be granted to directors of the Company who are not otherwise employees of the Company or its subsidiaries pursuant to the terms of this Plan.

                 2. Limitation on Aggregate Shares. The number of shares of Common Stock with respect to which options may be granted under this Plan and which may be issued upon the exercise thereof shall not exceed, in the aggregate, 325,000 shares; provided, however, that if any options granted under this Plan expire unexercised or unpaid or are cancelled, terminated or forfeited in any manner without the issuance of Common Stock thereunder, the shares with respect to which such options were granted shall be available under this Plan. Such shares of Common Stock may be either authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.

                 3. Options. Options granted under this Plan shall be subject to such terms and conditions and evidenced by agreements in such form as shall be determined from time to time by the Committee and shall in any event be subject to the terms and conditions set forth below and in paragraph 4:

                 (a) Grant of Options. Options to purchase 7,500 shares of Common Stock shall be granted to each director of the Company who is not otherwise an employee of the Company or its subsidiaries once each year on the date of the annual meeting of the Company's stockholders.

                 (b) Option Price. The option price per share of Common Stock shall be 100% of the fair market value of a share of Common Stock on the date of grant.

                 (c) Term of Options. Each option shall be exercisable for ten years after the date of grant.

                 (d) Exercise of Options. Options shall be exercised by written notice to the Company (to the attention of the Corporate Secretary) accompanied by payment in full of the option price. Payment of the option price may be made, at the discretion of the optionee, (i) in cash (including check, bank draft or money order), (ii) by delivery of Common Stock (valued at the fair market value thereof on the date of exercise) or (iii) by delivery of a combination of cash and Common Stock; provided, however, that the

Committee may, in any instance, in order to prevent any possible violation of law, require the option price to be paid in cash; and provided, further, that the right to deliver Common Stock in payment of the option price may be limited or denied in any option agreement.

                 4.       Additional Provisions.

                 (a) Conditions and Limitations on Exercise. No option shall be exercisable earlier than one year after the date of grant, except as otherwise provided in paragraph 4(f). Each option shall be exercisable with respect to one-third of the shares of Common Stock subject to such option commencing on the first, second and third anniversaries of the date of grant.

                 (b) Termination of Term of Directorship. Any option shall be exercisable only during the holder's term as a director of the Company, except that an option may be exercisable for a period of up to three months after the death of a holder while a director of the Company (i) only to the extent that the holder was entitled to exercise on the date of death and
(ii) only to the extent that the option would not have expired had the holder continued to be a director of the Company.

                 (c) Listing, Registration, and Compliance with Laws and Regulations. Each option shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of such option or the issuance or purchase of shares thereunder, no such option may be exercised or paid in Common Stock, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holder of such option will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. The Committee may at any time impose any limitations upon the exercise of an option or the sale of the Common Stock issued upon exercise of an option that, in the Committee's discretion, are necessary or desirable in order to comply with such Section 16(b) of the Exchange Act and the rules and regulations thereunder.

                 (d) Nontransferability of Options. Options may not be transferred other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined by Section 1 et seq. of the Code, Title I of ERISA or the rules thereunder, and, during the lifetime of the person to whom they are granted, may be exercised only by such person (or his guardian or legal representative).

                 (e) Adjustment for Change in Common Stock. In order to prevent the dilution or enlargement of rights under options, in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or other change in the Common Stock, appropriate changes shall be made in the number and type of shares or other consideration represented by options outstanding under this Plan and the prices specified therein.

                 (f) Sale of the Company. In the event of a merger of the Company with or into another corporation constituting a change of control, a sale of all or substantially all of the Company's assets or a sale of a majority of the Company's outstanding voting securities (a "Sale of the Company"), the options may be assumed by the successor corporation or a parent of such successor corporation or substantially equivalent options may be substituted by the successor corporation or a parent of such successor corporation, and if the successor corporation does not assume the options or substitute options, then the options shall become immediately exercisable and such options shall terminate if not exercised as of the date of the Sale of the Company or other prescribed period of time.

                 (g) Liquidation or Dissolution. In the event of the liquidation or dissolution of the Company, options shall terminate immediately prior to the liquidation or dissolution.

                 (h) Taxes. The Company shall be entitled, if necessary or desirable, to withhold (or secure payment from the Plan participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any shares issuable under this Plan, and the Company may defer such issuance unless indemnified to its satisfaction.

                 5. Administration. This Plan shall be administered by the Committee. The Committee shall consist of two or more directors designated by the Board of Directors who shall meet the eligibility conditions provided in Rule 16b-3(b)(2) of the Exchange Act (as such rule may be amended from time to time).

                 The Committee shall have full power to construe and interpret this Plan and options granted hereunder, to establish and amend rules for its administration and to correct any defect or omission and to reconcile any inconsistency in this Plan or in any option granted hereunder to the extent the Committee deems desirable to carry this Plan or any option granted hereunder into effect.

                 The Committee may act by a majority of a quorum present at a meeting or by an instrument executed by all of its members. All actions taken and decisions made by the Committee pursuant to this Plan shall be binding and conclusive on all persons interested in this Plan.

                 6. Definitions. "The Code" means the Internal Revenue Code of 1986, as amended. "Committee" means the Option Plan Administration Committee of the Company's Board of Directors. "Common Stock" means shares of the Company's Common Stock, $.01 par value, or such other shares as are substituted pursuant to paragraph 4(e) or (f). "The Company" means Office Depot, Inc. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended. "Exchange Act" means the Securities Exchange Act of 1934, as amended. The "fair market value" of the Common Stock on any given date means
(a) the mean between the highest and lowest reported sale prices on the New York Stock Exchange--Composite Transactions Table (or, if not so reported, on any domestic stock exchanges on which the Common Stock is then listed); or (b) if the Common Stock is not listed on any domestic stock exchange, the closing sale price or mean between the closing high bid and low asked prices as reported by the National Association of Securities Dealers Automated Quotation System (or, if not so reported, by the system then regarded as the most reliable source of such quotations); or (c) if the Common Stock is listed on a domestic exchange or quoted in the domestic over-the-counter market, but there are no reported sales or quotations, as the case may be, on the given date, the value determined pursuant to (a) or (b) using the reported sale prices or quotations on the last previous date on which so reported; or (d) if none of the foregoing clauses apply, the fair value as determined in good faith by the Committee.

"Subsidiary" means any corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power.

                 7. Termination and Amendment. At any time the Committee may suspend or terminate this Plan and make such additions or amendments as it deems advisable; provided, that such additions or amendments are made in compliance with Rule 16b-3 of the Exchange Act (as such rule may be amended from time to time); and provided, further, that paragraphs 3 and 4(a) and (b) shall not be amended more than once every six months (other than to comply with the Code or ERISA). No options shall be granted hereunder after March 4, 2001.

                               OFFICE DEPOT, INC.

                STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN


                 1. Plan. Options to purchase shares of the Company's Common Stock ("Options") and rights to earn compensation for the future performance of the Company's Common Stock ("SARs") may be granted to such key employees of the Company and its subsidiaries as may be selected by the Committee.

                 2. Limitation on Aggregate Shares. The number of shares of Common Stock with respect to which Options and SARs may be granted under this Plan and which may be issued upon the exercise thereof shall not exceed, in the aggregate, 14,142,136; provided, that if any Options or SARs granted under this Plan expire unexercised or unpaid or are cancelled, terminated or forfeited in any manner without the issuance of Common Stock thereunder, the shares with respect to which such Options or SARs were granted shall be available under this Plan. Such shares of Common Stock may be either authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.

                 3.       Stock Options.

                 (a) Options. The Committee shall have the authority to award Options to Grantees and to determine the dates Options are granted, the number of shares of Common Stock subject to Options, the Option prices and the duration of Options. Options to be granted under this Plan may be incentive stock options within the meaning of Section 422 of the Code ("ISOs") or in such other form, consistent with this Plan, as the Committee may determine ("Nonqualified Options"). Subject to the terms of this Plan, each Option granted under this Plan shall state whether or not it is an ISO; provided, that any Option granted under this Plan that does not state that it is an ISO shall not be deemed to be an ISO.

                 (b) Option Price. The Option price per share of Common Stock shall be fixed by the Committee at not less than 100% of the fair market value of a share of Common Stock on the date of grant; provided, that if an Option which is intended to be an ISO is granted to a Grantee who at the time such Option is granted owns capital stock of the Company representing over 10% of the total voting power of all classes of the Company's capital stock, the Option price per share of Common Stock shall be fixed by the Committee at not less than 110% of the fair market value of a share of Common Stock on the date of grant.

                 (c) Term of Options. No ISO shall be made exercisable more than ten years after the date of grant and, except as otherwise provided in paragraph 6(d), no Nonqualified Stock Option shall be made exercisable more than ten years after the date of grant; provided, that if an Option which is intended to be an ISO is granted to a Grantee who at the time such Option is granted owns capital stock of the Company representing over 10% of the total voting power of all classes of the Company's capital stock, such

Option shall not be made exercisable more than five years after the date of grant.

                 (d) Exercise of Options. Options shall be exercised by written notice to the Company (to the attention of the Corporate Secretary) accompanied by payment in full of the Option price. Payment of the Option price may be made, at the discretion of the Optionee, (i) in cash (including check, bank draft or money order), (ii) by delivery of Common Stock (valued at the fair market value thereof on the date of exercise) or (iii) by delivery of a combination of cash and Common Stock; provided, that the Committee may, in any instance, in order to prevent any possible violation of law, require the Option price to be paid in cash; and provided, further, that the right to deliver Common Stock in payment of the Option price may be limited or denied in any Option agreement.

                 (e) Conditions and Limitations on Exercise. Options may be made exercisable in one or more installments, upon the happening of certain events, upon the passage of a specified period of time or upon the fulfillment of a condition, as the Committee shall decide in each case when the Option is granted. If an Option is intended to be an ISO, the aggregate fair market value on the date of grant of the Common Stock with respect to which such Option, and all other ISOs granted to the same Grantee by the Company and any parent and subsidiary corporations, is exercisable for the first time during any calendar year shall not exceed $100,000. No Option shall be exercisable earlier than one year after the date of grant, except as otherwise provided in paragraphs 6(d), (i) and (j).

                 (f) Financing. The Company may extend and maintain, or arrange for the extension and maintenance of, financing to any Grantee to purchase shares pursuant to exercise of an Option on such terms as may be approved by the Committee in its sole discretion. In considering the terms for extension or maintenance of credit by the Company, the Committee shall, among other factors, consider the cost to the Company of any financing extended by the Company.

                 (g) Disqualifying Dispositions. The Grantee shall give prompt notice to the Company of any disposition of Common Stock acquired upon exercise of an ISO (and such information regarding such disposition as the Company may reasonably request) if such disposition occurs within either two years after the date of grant or one year of the receipt of such Common Stock by the Grantee.

         4.      SARs Attached to Options.

                 (a) SARs. The Committee may award an SAR with respect to any shares covered by any Option granted under this Plan. Except as otherwise provided in this paragraph 4, the terms and procedures set out in paragraph 5 shall be applicable to SARs with respect to shares covered by a related Option.

                 (b) Terms and Conditions. Each SAR shall be subject to the same terms and conditions as the related Option with respect to date of expiration, limitations on transferability and eligibility to exercise. When an SAR is awarded with respect to shares covered by a related ISO, such SAR may be exercised only when the Option is exercisable. The exercise of an SAR awarded with respect to shares covered by a related ISO must have the same economic and tax consequences to the Grantee as the exercise of the Option followed by an immediate sale of the Option shares.

                 (c) Exercise. Upon the exercise of an SAR, the related Option shall cease to be exercisable as to the shares with respect to which such right was exercised and the related Option shall be considered to have been exercised to that extent. Upon the exercise or expiration date of a related Option, the SAR granted with respect thereto shall terminate.

                 (d) Extension. Any extension of the expiration date of a Nonqualified Option shall also extend the related SAR, and any acceleration of the exercise date of an Option shall likewise accelerate the exercise date of the related SAR.

                 5.   SAR Awards

                 (a)  SARs.  The Committee shall have authority to award
SARs to Grantees and to determine the number of SARs to be awarded to each Grantee. The amount of additional compensation that may be received pursuant to the award of one SAR is the excess of the Fair Market Value of one share of Common Stock at the Appreciation Date over that on the date the SAR was awarded.

                 (b) Payment Terms. The Committee shall have sole discretion to determine whether payment of SARs shall be made wholly in cash, wholly in shares of Common Stock or by a combination of cash and shares of Common Stock. In the event no action is taken by the Committee to determine the method of payment, the amount due shall be paid half in cash and half in shares of Common Stock. In the event that a payment is made to a Grantee pursuant to an SAR in whole or in part in the form of shares of Common Stock, the shares shall be valued at their Fair Market Value on the Appreciation Date. In the event shares of Common Stock are issued, the Committee shall fix the amount of consideration represented by the past services performed by the Grantee with respect to such shares.

                 (c) Appreciation Date. A Grantee may designate an Appreciation Date by filing an irrevocable written notice with the Company (to the attention of the Corporate Secretary) specifying the Appreciation Date, the number of SARs to which the Appreciation Date relates, and the date on which such SARs were awarded; provided, that the designation of an Appreciation Date shall be made in accordance with Rule 16b-3(e)(3) of the Exchange Act (as such rule may be amended from time to time.

                 (d) Expiration Date. Except as otherwise provided in the case of SARs granted in connection with Options, the SAR expiration date shall be a date designated by the Committee which is not later than ten years after the date on which the SAR was awarded. On the SAR expiration date, the SAR shall terminate, the amount of additional compensation represented thereby shall become zero and all rights relating to the SAR shall expire.

                 6.       Plan Conditions.

                 (a) Agreements. Options and SARs granted under this Plan shall be subject to such terms and conditions and evidenced by agreements in such form as shall be determined from time to time by the Committee and as are consistent with this Plan.

                 (b) Employment Rights. This Plan shall not create any employment rights in any Grantee and the Company shall have no liability for terminating the employment of a Grantee before the exercise date of any Option or before the Grantee becomes entitled to designate an Appreciation Date with respect to any SAR.

                 (c) Rights as a Stockholder. A Grantee of an Option, an SAR or a transferee of such Grantee shall have no rights as a stockholder with respect to any shares of Common Stock until the issuance of a stock certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

                 (d) Termination of Employment. Any Option or SAR shall be exercisable only during the holder's employment by the Company or any subsidiary of the Company, except that in the Committee's discretion, an Option or an SAR may be exercisable for a period of up to two years after retirement or death while an employee of the Company or any subsidiary of the Company, and up to three months after the termination of such employment for any other reason. An Option may be exercised after the termination of a Grantee's employment with the Company for any reason (i) only to the extent that the holder was entitled to do so on the date of termination (except that the Committee may, in its discretion, include in any Option an acceleration of such Option in the event of the holder's death or retirement) and (ii) only to the extent that the Option would not have expired had the holder continued to be employed by the Company or a subsidiary of the Company (except that the Committee may, in its discretion, permit Nonqualified Options to be exercisable within three months after a holder's death where the holder died prior to its expiration). The Committee may, in its discretion, determine that an authorized leave of absence shall be deemed to satisfy this Plan's employment requirements.

                 (e) Listing, Registration, and Compliance with Laws and Regulations. Each Option and SAR shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the Option or SAR upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the award of such Option or SAR or the purchase or issuance of shares thereunder, no such Option or SAR may be exercised or paid in Common Stock, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holder of such Option or SAR will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other persons subject to Section 16(b) of the Exchange Act, the Committee may at any time impose any limitations upon the exercise of an Option or SAR or the purchase or issuance of shares thereunder that, in the Committee's discretion, are necessary or desirable in order to comply with Section 16(b) and the rules and regulations thereunder.
If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to suspend or reduce the period during which any Options or SARs may be exercised, the Committee may, in its discretion and without the holders' consent, so reduce such period on not less than 15 days' written notice to the holders thereof.

                 (f) Cash Payments. Nonqualified Options may, in the Committee's discretion, provide that in connection with exercises thereof the holder thereof will receive cash payments in the amounts necessary to reimburse such holder for such holder's income tax liability on the sum of (i) in the case of an Option exercise, the number of shares as to which the Option is exercised multiplied by the excess of the fair market value of a share of Common Stock (on the date such holder recognizes taxable income) over the Option price, and (ii) payments made pursuant to this paragraph 6(f).

                 (g) Nontransferability of Options and SARs. Options and SARs may not be transferred other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined by
Section 1 et seq. of the Code, Title I of ERISA or the rules thereunder. Only the Grantee or in the event of his death, his legal representative or beneficiary, may exercise Options, designate Appreciation Dates and receive cash payments and deliveries of shares or otherwise exercise rights under this Plan. No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with a copy of the deceased Grantee's will or such other evidence as the Committee may deem necessary to establish the validity of the transfer.

                 (h) Adjustment for Change in Common Stock. In order to prevent the dilution or enlargement of rights under Options, in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or other change in the Common Stock, the Committee shall make appropriate changes in the number and type of shares or other consideration represented by Options and SARs outstanding under this Plan and the prices specified therein.

                 (i) Sale of the Company. In the event of a merger of the Company with or into another corporation constituting a change of control (as determined by the Committee), a sale of all or substantially all of the Company's assets or a sale of a majority of the Company's outstanding voting securities (a "Sale of the Company"), the Committee may stipulate, in its sole discretion, that any one or more of the following conditions shall apply: (i) the Options or SARs shall become immediately exercisable by any participants who are employed by the Company or any of its subsidiaries at the time of the Sale of the Company and that such Options or SARs shall terminate if not exercised prior to the date of the Sale of the Company or other prescribed period of time; (ii) the Options or SARs shall be assumed by the successor corporation or a parent of such successor corporation; or (iii) substantially equivalent Options or SARs shall be substituted by the successor corporation or a parent of such successor corporation.

                 (j) Liquidation or Dissolution. In the event of the liquidation or dissolution of the Company, Options and SARs shall terminate immediately prior to the liquidation or dissolution unless the Committee, in its sole discretion, stipulates that Options and SARs shall terminate at a fixed date and shall become immediately exercisable.

                 (k)      Taxes.

                 (i) Whenever shares are to be issued or delivered pursuant to this Plan, the Company shall have the right, in its sole discretion, to either (A) require the Grantee to remit to the Company or (B) withhold from any salary, wages or other compensation payable by the Company to the Grantee, an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Whenever payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy federal, state and local withholding tax requirements and authorized deductions.

                 (ii) With respect to shares received by a Grantee pursuant to the exercise of an ISO, if such Grantee disposes of any such shares within two years from the date of grant of such Option or within one year after the transfer of such shares to the Grantee, the Company shall have the right to withhold from any salary, wages or other compensation payable by the Company to the Grantee an amount sufficient to satisfy federal, state and local withholding tax requirements attributable to such disposition.

                 7.       Administration.

                 (a) The Committee. This Plan shall be administered by the Committee. The Committee shall consist of two or more directors designated by the Board of Directors who shall meet the eligibility conditions provided in Rule 16b-3(b)(2) of the Exchange Act (as such rule may be amended from time to time). The Committee may act by a majority of a quorum present at a meeting or by an instrument executed by all of its members. All actions taken and decisions made by the Committee pursuant to this Plan shall be binding and conclusive on all persons interested in this Plan.

                 (b) Interpretation. The Committee shall have full power to construe and interpret this Plan and Options and SARs granted hereunder, to establish and amend rules for its administration, to correct any defect or omission and to reconcile any inconsistency in this Plan or in any Option or SAR granted hereunder to the extent the Committee deems desirable to carry this Plan or any Option or SAR granted hereunder into effect.

                 (c) Amendment of Options and SARs. The Committee shall have the authority to advance (i) the date on which an Option shall become exercisable by the Grantee and (ii) the Grantee's right to designate an Appreciation Date for any SAR; provided, that no Option shall be exercised and no Appreciation Date shall be designed by an officer or director of the Company until the expiration of one year from the date of grant. The Committee may, with the consent of the person entitled to exercise any outstanding Option or SAR, amend such Option or SAR, including, without limitation, reducing the exercise price of any Option or the Fair Market Value of the Common Stock on the date the SAR was awarded to not less than the fair market value of the Common Stock at the time of the amendment and extending the duration thereof so long as it is not more than ten years from the time of the amendment.

                 (d) Funding. No provision of this Plan shall require or permit the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Grantees shall have no rights under the Plan other than as unsecured general creditors of this Company.

                 8. Definitions. "Appreciation Date" means the date designated by a Grantee of an SAR for measurement of the appreciation of such SAR. "The Code" means the Internal Revenue Code of 1986, as amended. "Committee" means a Committee of the

Company's Board of Directors designated by the Company's Board of Directors. "Common Stock" means shares of the Company's Common Stock, $.01 par value, or such other shares as are substituted pursuant to paragraph 6(i) or (j). "The Company" means Office Depot, Inc. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended. "Exchange Act" means the Securities Exchange Act of 1934, as amended. The "fair market value" of the Common Stock on any given date means (a) the mean between the highest and lowest reported sale prices on the New York Stock Exchange--Composite Transactions Table (or, if not so reported, on any domestic stock exchanges on which the Common Stock is then listed); or (b) if the Common Stock is not listed on any domestic stock exchange, the closing sales price or the mean between the closing high bid and low asked prices as reported by the National Association of Securities Dealers Automated Quotation System (or, if not so reported, by the system then regarded as the most reliable source of such quotations); or (c) if the Common Stock is listed on a domestic exchange or quoted in the domestic over-the-counter market, but there are no reported sales or quotations, as the case may be, on the given date, the value determined pursuant to (a) or (b) using the reported sale prices or quotations on the last previous date on which so reported; or
(d) if none of the foregoing clauses apply, the fair value as determined in good faith by the Committee. "Grantee" means any individual who is awarded Options or SARs under this Plan. The term "key employees" shall mean officers and employees of the Company and its subsidiaries and shall exclude directors who are not otherwise employees of the Company. "Retirement" means voluntary withdrawal from employment with the Company and its subsidiaries on or after attaining the age of 62 years, without succeeding full time employment, or in the event the Company or any subsidiary of the Company establishes a pension plan, retirement pursuant to the terms of any such pension plan. "Subsidiary" means any corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power.

                 9. Termination and Amendment. At any time the Committee may suspend or terminate this Plan and make such additions or amendments as it deems advisable; provided, that such additions or amendments are made in compliance with Rule 16b-3 of the Exchange Act and Section 422 of the Code (as such provisions may be amended from time to time). No Options shall be granted hereunder after February 2, 1999.

PROXY                          OFFICE DEPOT, INC.
                            2200 OLD GERMANTOWN ROAD
                             DELRAY BEACH, FL 33445

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints David I. Fuente, Mark D. Begelman and Barry
J. Goldstein as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all the shares of common stock of Office Depot, Inc. held of record by the undersigned on April 8, 1994, at the annual meeting of shareholders to be held on May 18, 1994 or any adjournment thereof.

1.    ELECTION OF DIRECTORS
      / / FOR all of the nominees listed below (except                         / / WITHHOLD AUTHORITY
          as marked in the space provided below)                                   to vote for all of the nominees listed below
      Mark D. Begelman, Denis Defforey, David I. Fuente, W. Scott
      Hedrick, John B. Mumford, Michael J. Myers, Peter J. Solomon
      and Alan L. Wurtzel
      (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)


- --------------------------------------------------------------------------------

2.    PROPOSAL TO APPROVE AMENDMENT OF THE OFFICE DEPOT, INC. STOCK OPTION AND SAR PLAN:
      / / FOR          / / AGAINST          / / ABSTAIN

3.    PROPOSAL TO APPROVE AMENDMENT OF THE OFFICE DEPOT, INC. DIRECTORS STOCK OPTION PLAN:
      / / FOR          / / AGAINST          / / ABSTAIN

4.    PROPOSAL TO RATIFY APPOINTMENT OF DELOITTE & TOUCHE AS INDEPENDENT PUBLIC ACCOUNTANTS:
      / / FOR          / / AGAINST          / / ABSTAIN

                                    (over)


5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.


                                           Please sign exactly as name appears
                                           below. When shares are held by joint
                                           tenants, both should sign. When
                                           signing as attorney, executor,
                                           administrator, trustee or guardian,
                                           please give full title as such. If a
                                           corporation, please sign in full
                                           corporate name by President or other
                                           authorized officer. If a partnership,
                                           please sign in partnership name by
                                           authorized person.

                                           -------------------------------------
                                           Signature

                                           -------------------------------------
                                           Signature if held jointly
                                           DATED:
                                                 -------------------------------
                                           1994

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.